Ellington Credit Company N-2

Exhibit (d)(3)

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE FUND’S PROSPECTUS SUPPLEMENT DATED [         ] AND THE ACCOMPANYING PROSPECTUS DATED [       ] (COLLECTIVELY, THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM [        ], THE INFORMATION AGENT.

Ellington Credit Company

A Delaware statutory trust

SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Subscription Rights to Purchase Common Shares of Beneficial Interest, No Par Value, of Ellington Credit Company

Subscription Price: $[    ] per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE [5:00] P.M., [NEW YORK CITY TIME], ON [      ], UNLESS EXTENDED BY THE FUND

REGISTERED

OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of subscription rights (“Rights”) set forth above. Every [ ] Rights entitles the holder thereof to subscribe for and purchase [         ] common share[s] of beneficial interest, no par value, of Ellington Credit Company, a Delaware statutory trust (the “Fund”), at a subscription price of $[ ] per share (the “Basic Subscription Privilege”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of Ellington Credit Company Subscription Rights Certificates” accompanying this Subscription Rights Certificate. [If any Common Shares available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Privilege (the “Excess Shares”), any Rights holder that exercises its Basic Subscription Privilege in full may subscribe for a number of Excess Shares pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Over-Subscription Privilege”).] The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each Common Share in accordance with the “Instructions as to Use of Ellington Credit Company Subscription Rights Certificates” that accompany this Subscription Rights Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.

Witness the signatures of its duly authorized officers.

Dated:

Chief Executive Officer	Secretary

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the address listed below will not constitute valid delivery.

If delivering by mail, hand or overnight courier:

[       ]

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 4 below. [To subscribe for shares pursuant to your Over-Subscription Right, please also complete line (b) and sign under Form 4 below.] To the extent you subscribe for more Shares than you are entitled under [either] the Basic Subscription Right [or the Over-Subscription Right], you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Right [or Over-Subscription Right, as applicable].

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:

I apply for		shares x $ [ ]	= $
	(no. of new shares)	(subscription price)		(amount enclosed)

[(b) EXERCISE OF OVER-SUBSCRIPTION RIGHT

If you have exercised your Basic Subscription Right in full and wish to subscribe for additional shares in an amount equal to up to [ ]% of the Common Shares for which you are otherwise entitled to subscribe pursuant to your Over-Subscription Right:

I apply for		shares x $ [ ]	= $
	(no. of new shares)	(subscription price)		(amount enclosed)

(c) Total Amount of Payment Enclosed = $____________

METHOD OF PAYMENT (CHECK ONE)

☐	Check or bank draft payable to [ ].

☐	Wire transfer of immediately available funds directly to the account maintained by [ ], as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at [ ] FBO Ellington Credit Company, with reference to the rights holder’s name.

[FORM 2-TRANSFER TO DESIGNATED TRANSFEREE

To transfer your subscription rights to another person, complete this Form 2 and have your signature guaranteed under Form 5.

For value received ______________ of the subscription rights represented by this Subscription Rights Certificate are assigned to:

Social Security #

Signature(s):

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.]

FORM 3-DELIVERY TO DIFFERENT ADDRESS

If you wish for the Common Shares underlying your subscription rights, a certificate representing unexercised subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 4 and have your signature guaranteed under Form 5.

FORM 4-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus. [By signing below I confirm that [(1) after giving effect to the exercise of my Rights, I will not beneficially own, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, more than [ ]% of the Fund’s outstanding Common Shares (calculated immediately upon the closing of the rights offering after giving effect to the Backstop Commitment, as described in the Prospectus) and (2),] if I already beneficially own, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, in excess of [ ]% of the Fund’s outstanding Common Shares I will not, via the exercise of the Rights, increase my proportionate interest in the Fund’s Common Shares ([with respect to (1) or (2), ]any such excess shares, the “Excess Shares”). With respect to any such Excess Shares, I hereby (1) irrevocably appoint and constitute the Fund, each of its authorized officers and their designees, and each of them, with full power of substitution, as my proxy and attorney in fact with full authority to vote and act by written consent with respect to any such Excess Shares on any matter submitted to shareholders for a vote or action by written consent, in the discretion of such proxy, to the same extent I would have the power to vote or act by written consent and (2) grant the Fund a right for [ ] days from the closing of the rights offering to repurchase such Excess Shares at the lesser of the $[ ] per share subscription price and the closing price of the Fund’s Common Shares on the New York Stock Exchange on the trading day immediately prior to the date on which notice is sent to the holder of the Fund’s intent to exercise such right, which notice must be sent prior to the expiration of such [ ] day period. I agree to cooperate with the Fund and provide to the Fund any and all information requested by the Fund in connection with the exercise of the rights granted in the previous sentence.]

Signature(s):

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 5-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Forms 2 or 3.

Signature Guaranteed:
(Name of Bank or Firm)
By:
(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF ELLINGTON CREDIT COMPANY SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT [     ], THE INFORMATION AGENT, AT [     ].